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                                                                      Exhibit 11
                            TRW Inc. and Subsidiaries
                            -------------------------
                  COMPUTATION OF EARNINGS PER SHARE - UNAUDITED
                  ---------------------------------------------

                     (In Millions Except Per Share Amounts)




                                                                                Six Months Ended June 30
                                                                                ------------------------
PRIMARY                                                                             1997       1996
-------                                                                             ----       ----
Earnings from continuing operations                                               $  253.6   $  219.6
Less preference dividend requirements                                                  0.3        0.3
                                                                                  --------   --------
Earnings applicable to common shares
    and common share equivalents                                                     253.3      219.3
Earnings from discontinued operations                                                   --       27.9
                                                                                  --------   --------
Net earnings applicable to common shares
    and common share equivalents                                                  $  253.3   $  247.2
                                                                                  ========   ========

Average common shares outstanding                                                    124.4      130.5
Stock options and performance share rights, based on
    the treasury stock method using average market price                               3.1        3.1
                                                                                  --------   --------
Average common shares and common share
    equivalents                                                                      127.5      133.6
                                                                                  ========   ========

Primary earnings per share from continuing operations                             $   1.99   $   1.64
Primary earnings per share from discontinued operations                                 --       0.21
                                                                                  --------   --------
Primary earnings per share                                                        $   1.99   $   1.85
                                                                                  ========   ========


FULLY DILUTED
-------------
Earnings from continuing operations applicable
    to common shares and common share equivalents                                 $  253.3   $  219.3

Dividends assuming conversion of other
    dilutive securities: (A)
       Dilutive preference dividends                                                   0.3        0.3
                                                                                  --------   --------
Earnings from continuing operations applicable
      to fully diluted shares                                                        253.6      219.6
Earnings from discontinued operations                                                   --       27.9
                                                                                  --------   --------
Net earnings applicable to fully diluted shares                                   $  253.6   $  247.5
                                                                                  ========   ========

Average common shares outstanding                                                    124.4      130.5

Common shares assuming conversion of
     other dilutive securities: (A)
        Dilutive preference shares                                                     1.0        1.1

        Stock options and performance share rights, based on the treasury stock method using closing market price if higher than
            average market price                                                       3.6        3.1
                                                                                  --------   --------

Average fully diluted shares                                                         129.0      134.7
                                                                                  ========   ========


Fully diluted earnings per share from continuing operations                       $   1.97   $   1.63
Fully diluted earnings per share from discontinued operations                           --       0.21
                                                                                  --------   --------
Fully diluted earnings per share                                                  $   1.97   $   1.84
                                                                                  ========   ========




(A) Assuming the conversion of the Serial Preference Stock II - Series 1 and Series 3.